Exhibit 10.1

FIRST AMENDMENT TO LEASE AGREEMENT

THIS FIRST AMENDMENT TO LEASE AGREEMENT (this “Amendment”) is made as of the 19th day of August, 2020 by and between FUSCO HARBOUR ASSOCIATES, LLC, a Connecticut limited liability company (hereinafter called “Landlord”), and BIOXCEL THERAPEUTICS, INC., a Delaware corporation (hereinafter called “Tenant”).

WITNESS ETH:

WHEREAS, Landlord and Tenant are parties to that certain Lease Agreement having an “Effective Date” of August 20, 2018 (the “Lease”), respecting certain premises currently containing 11,040 rentable square feet located on the twelfth (12th) floor at 555 Long Wharf Drive, New Haven, Connecticut. Capitalized terms which are used but are not defined herein shall have the same meanings as in the Lease;

WHEREAS, the term of the Lease commenced on February 22, 2019 and currently expires on February 28, 2026; and

WHEREAS, Tenant now desires to (i) lease an additional 7,245 rentable square feet of space contiguous to the current Premises (said additional space being sometimes referred to in this Amendment as the “Additional Space” and being shown and designated as the “Additional Space” on Exhibit A attached hereto), and (ii) amend the Lease in connection with all of the foregoing.

NOW, THEREFORE, IN VIEW OF THE FOREGOING, AND IN CONSIDERATION OF THE TERMS HEREOF, THE UNDERSIGNED DO HEREBY AGREE AS FOLLOWS:

1.         For purposes of this Amendment, the following terms shall have meanings set forth below:

(a)        “Additional Space Delivery Date” shall mean the date upon which Landlord delivers possession of the Additional Space to Tenant in vacant and broom clean condition, which is currently anticipated to take place promptly following the date of this Amendment; and

(b)       “Additional Space Rent Commencement Date” shall mean the date which is sixty (60) days after the earliest of (x) occupancy by Tenant of any portion of the Additional Space for conduct of its business, or (y) the date that Tenant’s Additional Space Work (as hereinafter defined) is substantially completed. For purposes hereof, the sixty (60) day period described above is referred to herein as the “Abatement Period” and shall be subject to reduction as set forth below.

Landlord shall confirm the Additional Space Delivery Date and the Additional Space Rent Commencement Date and shall provide Tenant with written notice of said dates. When said dates have been so determined, at Landlord’s or Tenant’s request, the parties hereto shall within fifteen (15) days after such request, execute a written agreement confirming said dates.

Any failure of the parties to execute such written agreement shall not affect the validity of said dates as aforesaid.

2.         Landlord agrees to deliver possession of the Additional Space to Tenant in “as is” condition, no warranties or representations being made by Landlord herein as to the condition of the Additional Space or any specific use which may be made thereof. Tenant acknowledges and agrees that Tenant shall be solely responsible, at Tenant’s sole expense, for performing any and all improvements to the Premises in order to prepare same for occupancy by Tenant (“Tenant’s Additional Space Work”) in accordance with and subject to the terms hereof and of the Lease, including, without limitation, the terms of Schedule C-1 attached to the Lease. By way of illustration only, the 5% construction oversight fee shall apply to Tenant’s Additional Space Work. In connection with Tenant’s Additional Space Work, the following shall apply:

(a)       Within thirty (30) days following the date of this Amendment, Tenant shall furnish to Landlord a complete set of detailed plans and specifications, both architectural and MEP, including, without limitation, construction drawings, engineer drawings and all finish selections (“Tenant’s Plans”) for all that certain work and improvements in and to the interior of the Premises which Tenant desires to perform or cause to be performed as part of Tenant’s Additional Space Work;

(b)       Within ten (10) days after written request by Landlord, Tenant shall, approve the guaranteed maximum price for Tenant’s Additional Space Work and award and sign the contract with the selected contractor(s); and

(c)       Within three (3) days after written notice from Landlord, Tenant shall, respond to any questions or requests for information or respond to requests from Landlord for approval or authorization with respect to Tenant’s Plans or any other aspect of Tenant’s Work.

Time is of the essence with respect to the time periods set forth herein. Requests or other notices hereunder from Landlord to Tenant may be send via email to the following: Kim Sheehan [KSheehan@bioxceltherapeutics.com].

For purposes hereof, the following shall represent “Tenant Delays”: (i) after Landlord has advised Tenant that such request shall result in a delay in Tenant’s Work or any delay in substantial completion of Tenant’s Work caused by Tenant’s request for changes in Tenant’s Plans; (ii) each day (or portion thereof) that Tenant fails to meet any of the time deadlines or other requirements detailed in this Section; and/or (iii) any delay in substantial completion of Tenant’s Work caused by reason of other acts or omissions of Tenant, its agents and/or contractors. In the event of any Tenant Delays, the Abatement Period shall be reduced by one (1) day for each day of each such Tenant Delay; provided, however, that if the Additional Space Rent Commencement Date takes place within one hundred twenty (120) days after the Additional Space Delivery Date, then there shall be no such reduction of the Abatement Period. The foregoing shall be in addition to any other rights or remedies of Landlord, available under the terms of this Lease, at law or in equity, on account of any Tenant Delays.

3. The Lease is hereby amended as follows, effective on and after the Additional Space Delivery Date (except for subsections (c) and (d) below, which shall be effective on and after the Additional Space Rent Commencement Date):

(a)       The number of rentable square feet contained in the Premises is increased to a total of Eighteen Thousand Two Hundred Eighty-Five (18,285) rentable square feet;

(b)       Schedule A to the Lease is amended to include the Additional Space as part of the “Premises” under the Lease;

(c)       The “Base Rent” payable by the Tenant under Paragraph 4.A. of the Lease shall be as follows:

	Base Rent
Period:	Per RSF	Annual Base Rent	Monthly Payment
ASRCD* - 2/28/21 [1]	$18.96	$346,683.60	$28,890.30
3/1/21 - 2/28/22	$19.44	$355,460.40	$29,621.70
3/1/22 - 2/28/23	$19.92	$364,237.20	$30,353.10
3/1/23 - 2/28/24	$20.42	$373,379.70	$31,114.98
3/1/24 - 2/28/25	$20.93	$382,705.05	$31,892.09
3/1/25 - 2/28/26	$21.45	$392,213.25	$32,684.44

*Additional Space Rent

Commencement Date

(d)       the numerator of “Tenant’s Proportionate Share” shall be increased to 18,285 to reflect the increased square footage of the Premises;

(e)       the Base Electric Charge shall be increased to $2,895.13 per month to reflect the increased square footage of the Premises;

(f)        Paragraph 43 of the Lease is amended to increase the Security Deposit from Fifty-One Thousand Sixty ($51,060.00) Dollars to a total of Eighty-Six Thousand Six Hundred Seventy-One ($86,671.00) Dollars, and Tenant shall pay the amount of such increase simultaneously with the execution hereof;

(g)       Paragraph 45 of the Lease is amended by increasing the number of parking spaces by twenty-two (22) to a total of fifty-five (55) spaces; and

(h)       Paragraph 46 of the Lease is amended by deleting same and substituting “Intentionally Omitted” in the place thereof.

1         Base Rent for the original Premises only shall be abated for the month of February 2021 per Section 4(A) of the original Lease.

3.         Acknowledgments. Landlord and Tenant hereby acknowledge and agree as follows: (a) Landlord has fully satisfied all of its obligations under the Lease with respect to the performance of work or improvements to the Premises and/or the payment or provision of any allowance or contribution for any such work; (b) Landlord shall not be required to perform any work to the Additional Space or provide any contribution or allowance or any other concessions with respect thereto in connection with this Amendment; and (c) Tenant has no outstanding rights or options of any kind under the Lease to (i) lease any other portion of Landlord’s Building, or (ii) terminate the Lease.

4.         Broker. Tenant represents that it has had no dealings with any broker or agent in connection with this Amendment and that, insofar as it knows, no other broker or agent is entitled to any commission in connection herewith. Tenant agrees to indemnify, defend and hold Landlord, and its property manager, harmless from and against any claims for a fee or commission made by any other broker claiming to have acted by or on behalf of Tenant in connection with this Amendment.

5.         Ratification. Except as and to the extent amended hereby, the Lease is hereby ratified and confirmed in all respects and remains in full force and effect in accordance with the terms thereof. By signing below, Landlord and Tenant hereby (i) consent to all of the terms of this Amendment, (ii) ratify and confirm their respective obligations under the Lease, and (iii) agree that said obligations are and shall remain in full force and effect.

6.         Binding Effect. This Amendment and all of the provisions hereof shall be binding upon and inure to the benefit of Landlord and Tenant and their respective successors and assigns, subject to the restrictions on assignment by Tenant set forth in the Lease. In the event of any conflict between the terms, conditions and provisions of this Amendment and the terms, conditions and provisions of the Lease, then the terms, conditions and provisions of this Amendment shall govern and prevail in all respects.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals, as of the day and year first above written.

In the presence of:	LANDLORD:
FUSCO HARBOUR ASSOCIATES, LLC
	By:	Fusco Harbour - EJF Inc., Its Manager

/s/ Elsie S. Mendez	By	/s/ Lynn R. Fusco
/s/ Dennis Riley		Lynn R. Fusco, Vice-Presdient

/s/ Elsie S. Mendez	By	/s/ Edmund .J. Fusco
/s/ Dennis Riley		Edmund J. Fusco, Jr., Vice-President

TENANT:
BIOXCEL THERAPEUTICS, INC.

/s/ William C. Lorenz	By:	/s/ Kimberly A Sheehan
William C. Lorenz	Name:	Kimberly A Sheehan
/s/ Mark O’Hagan	Title:	VP of HR
Mark O’Hagan

STATE OF CONNECTICUT )
)ss.:	August 24, 2020
COUNTY OF NEW HAVEN )

Personally appeared, LYNN R. FUSCO, the Vice-President of Fusco Harbour - EJF Inc., the Manager FUSCO HARBOUR ASSOCIATES, LLC, signer and sealer of the foregoing instrument, and acknowledged the same to be his/her free act and deed and the free act and deed of said Manager and said limited liability company before me.

ANGELA M SALVATI
/s/ ANGELA M SALVATI
Notary Public - State of Connecticut
My Commission Expires:
ANGELA M. SALVAT1
NOTARY PUBLIC
MY COMMISSION EXPIRES JULY 31, 2022

STATE OF CONNECTICUT )
)ss.:	August 24, 2020
COUNTY OF NEW HAVEN )

Personally appeared, EDMUND J. FUSCO, JR., the Vice-President of Fusco Harbour - EJF Inc., the Manager FUSCO HARBOUR ASSOCIATES, LLC, signer and sealer of the foregoing instrument, and acknowledged the same to be his/her free act and deed and the free act and deed of said Manager and said limited liability company, before me.

/s/ ANGELA M SALVATI
Notary Public - State of Connecticut
My Commission Expires:
ANGELA M. SALVAT1
NOTARY PUBLIC
MY COMMISSION EXPIRES JULY 31, 2022

STATE OF CONNECTICUT )
)ss.:	August 19, 2020
COUNTY OF NEW HAVEN )

Personally appeared, Kimberly A Sheehan, the V.P of HR of BIOXCEL THERAPEUTICS, INC., signer and sealer of the foregoing instrument, and acknowledged the same to be his/her free act and deed as such officer and the free act and deed of said company, before me.

/s/ ANGELA M SALVATI
Notary Public - State of Connecticut
My Commission Expires:
ANGELA M. SALVATI
NOTARY PUBLIC
MY COMMISSION EXPIRES JULY 31, 2022

EXHIBIT A
ADDITIONAL SPACE

BIOXCEL EXPANSION PREMISES
7,245 RSF
BIOXCEL
CITIZENS
12TH FLOOR PLAN

FUSCO MANAGEMENT COMPANY

555 LONG WHARF MARITIME CENTER

SCHEDULE 'A'
12TH FLOOR -
BIOXCEL - EXPANSION

A1.12